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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of Ensco plc of our report dated November 15, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Atwood Oceanics, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 15, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM